Exhibit 10.5

Execution Version

LIMITED WAIVER AND FOURTH AMENDMENT TO AMENDED AND RESTATED BUSINESS LOAN AGREEMENT

This LIMITED WAIVER AND FOURTH AMENDMENT TO AMENDED AND

RESTATED BUSINESS LOAN AGREEMENT (this "Amendment"), dated as December 18, 2019 ("Fourth Amendment Effective Date"), is made and entered into by and among Zions Bancorporation, N.A. dba Amegy Bank (together with its successors and assigns, "Lender"), Fuse Medical, Inc. ("Fuse") and CPM Medical Consultants, LLC ("CPM", together with Fuse, collectively, the "Borrowers" and each a "Borrower").

RECITALS

A.Lender and Borrowers are parties to that certain Amended and Restated Business Loan Agreement dated as of December 31, 2017 (as amended by that certain Limited Wavier and First Amendment, dated as of September 21, 2018, that certain Limited Waiver and Second Amendment, dated as of November 19, 2018, that certain Limited Waiver and Third Amendment, dated as of May 9, 2019 and as may be further amended and restated, supplemented or otherwise modified from time to time, the "Loan Agreement").

B.	An Event of Default has occurred and is continuing, under the Loan Agreement.

C.Borrowers have requested that Lender waive such Event of Default, and amend the Loan Agreement.

D.Lender is willing to waive such Event of Default, and amend the Loan Agreement on the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same definitions assigned to such terms in the Loan Agreement, as amended hereby.

ARTICLE II

Limited Waiver

Section 2.1 Limited Waiver.  An Event of Default has occurred and currently exists under the Loan Agreement as a result of Borrowers' failure to maintain the Minimum EBITDA of

$500,000 for the fiscal quarter ended September 30, 2019 as required by in Section 9.l(b) of the Loan Agreement (the "Specified Default"). Borrowers represent and warrant that the Specified Default is the only Default or Event of Default that exists, or is anticipated to occur, under the Loan Agreement and the other Loan Documents as of the Fourth Amendment Effective Date. Subject to the satisfaction of the conditions precedent set forth in Section 4.1 hereof, Lender hereby

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waives the Specified Default. In no event shall such waiver be deemed to constitute a waiver of

(a)any Default or Event of Default other than the Specified Default or (b) Borrowers' obligation to comply with all of the terms and conditions of the Loan Agreement and the other Loan Documents from and after the Fourth Amendment Effective Date. Notwithstanding any prior, temporary mutual disregard of the terms of any contracts between the parties, Borrowers hereby agree that they shall be required strictly to comply with all of the terms of the Loan Documents on and after the Fourth Amendment Effective Date.

ARTICLE III

Amendments to the Loan Agreement

In reliance upon the representations and warranties of the Lender and Borrowers set forth in the Loan Documents and in this Amendment, the Loan Agreement is hereby amended, effective as of the Fourth Amendment Effective Date, as follows:

Section 3.1Amendments.

(a)	The following definitions in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety as follows:

"Borrowing Base" means, as of any date of determination, an amount equal to the sum of:

(a)Eighty percent (80%) advance rate multiplied by Net Amount of Eligible Accounts; plus

(b)Thirty percent (30%) advance rate multiplied by Net Amount of Eligible Inventory (provided that Eligible Inventory shall not constitute more than fifty percent (50%) of the Borrowing Base); minus

(c)One hundred percent (100%) of the available amount under any and all commercial credit cards extended to any Borrower by Lender; minus

(d)Without limiting Lender's discretion to implement other reserves or to increase the amount of the dilution reserve, a dilution reserve in an amount of not less than

$600,000 established by Lender in its sole and absolute discretion from time to relating to all receivables not specifically attributed to any one account or class of accounts; minus

(e)the sum of all other Reserves. "Revolving Facility Limit" means $2,750,000.

"Termination Date" means the earliest to occur of (a) May 4, 2020 and (b) the date on which Lender's commitment to make Loans is terminated pursuant to Section 10.2.

(b)Section 9.1(b) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

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"Minimum EBITDA.Borrowers shall not permit EBITDA to be less than

(i) $600,000 for the fiscal quarter ending December 31, 2019 and (ii) $125,000 for the fiscal quarter ending March 31, 2020."

(c)Section 9.2 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

"Section 9.2 Prohibited Distributions and Payments. Etc. Borrowers shall not directly or indirectly, declare of make any Restricted Payment, other than:

(a)regularly scheduled payments of interest (at the non-default rate) on the Subordinated Debt in accordance with the terms thereof, so long as no Default or Event of Default has occurred or would result therefrom;

(b)payments of the Earn-Out in accordance with the terms of the Closing Date Acquisition Agreement as in effect on the Closing Date, so long as (or, if applicable, to the extent that) (i) Borrowers submit to Lender a written request to make such payment or partial payment in the manner prescribed under Section 11.1 of this Agreement and (ii) Lender consents to any such payment or partial payment in writing to Borrowers, prior to any Borrower making any such payment or partial payment; and

(c)	payment to Mark W. Brooks of an annual salary not to exceed $550,000.

ARTICLE IV

Conditions Precedent

Section 4.1  Conditions Precedent.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lender, upon which this Amendment shall be effective as of the Fourth Amendment Effective Date:

(a)Lender shall have received a counterpart of this Amendment duly executed by Borrowers and the Consent and Reaffirmation duly executed by Guarantors;

(b)

the representations and warranties contained herein and in all other Loan Documents shall be true and correct as of the Fourth Amendment Effective Date as if made on the Fourth Amendment Effective Date;

(c)no Default or Event of Default shall have occurred and be continuing other than the Specified Default;

(d)	Lender shall have received an amendment fee in the amount of $5,000; and
(e)

Borrowers shall have paid all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto, including, without limitation, the costs and fees of Lender's legal counsel and such counsel's outstanding invoices related to the preparation of the Loan Documents and amendments thereto.

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ARTICLE V

Ratifications, Representations, Warranties, Acknowledgments and Covenants

Section 5.1 Ratifications by Borrowers. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and shall continue in full force and effect. The Loan Agreement as amended by this Amendment shall continue to be legal, valid, binding and enforceable in accordance with its terms.

Section 5.2 Renewal and Extension of Security Interests and Liens. Each Borrower hereby (a) renews and affirms the Liens created and granted in the Loan Documents, and (b) agrees that this Amendment shall in no manner affect or impair the Liens securing the Obligations, and that such Liens shall not in any manner be waived, the purposes of this Amendment being to modify the Loan Agreement as herein provided, and to carry forward all Liens securing the same, which are acknowledged by such Borrower to be valid and subsisting.

Section 5.3 Representations and Warranties. Each Borrower represents and warrants to Lender that (a) the execution, delivery and performance of this Amendment and any and all Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite entity action on the part of such Borrower and will not violate the organizational documents of such Borrower or any agreement to which such Borrower is a party, (b) the representations and warranties contained in the Loan Agreement and in each of the other Loan Documents are true and correct on and as of the Fourth Amendment Effective Date as though made on the Fourth Amendment Effective Date, (c) no Default or Event of Default under the Loan Agreement has occurred and is continuing other than the Specified Default, and (d) such Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement, as amended hereby.

ARTICLE VI

Miscellaneous

Section 6.1 Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any other Loan Document, including without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect such representations and warranties or the right of Lender to rely thereon.

Section 6.2   Reference to Loan Agreement.  Each of the Loan Documents and any and all other agreements, documents or instruments now or hereafter execute d and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

Section 6.3 Expenses of Lender. Borrowers agree to pay on demand all reasonable costs and expenses incurred by Lender directly in connection with any and all amendments,

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modifications, and supplements to this Amendment and the other Loan Documents executed pursuant hereto, including, without limitation, the costs and fees of Lender's legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Document, including, without limitation, the reasonable costs and fees of Lender's legal counsel.

Section 6.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 6.5 APPLICABLE LAW. THIS AMENDMENT SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS NOT INCLUDING CONFLICTS OF LAW RULES.

Section 6.6 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AMENDMENT.

Section 6.7 RELEASE OF CLAIMS. TO INDUC E LENDER TO ENTER INTO THIS AMENDMENT, EACH BORROWER, AND BY GUARANTORS' SIGNATURES TO THE CONSENT AND REAFFIRMATION, EACH GUARANTOR VOLUNTAR ILY, KNOWINGLY AND UNCONDITIONALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES LENDER AND ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE •'RELEASED PARTIES"), FROM ANY AND ALL LIABILITIES , CLAIMS, DEMANDS, DAMAGES, EXPENSES, ACTIONS, OR CAUSES OF ACTION OF ANY KIND OR NATURE (IF THERE BE ANY), WHETHER ABSOLUTE OR CONTINGENT, DISPUTED OR UNDISPUTED, AT LAW OR IN EQUITY, OR KNOWN OR UNKNOWN, THAT SUCH BORROWER NOW HAS OR EVER HAD AGAINST ANY OF THE RELEASED PARTIES ARISING UNDER OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY SUCH LIABILITIES, CLAIMS, DEMANDS, DAMAGES, EXPENSES, ACTIONS, OR CAUSES OF ACTION ARISING OUT OF OR RELATING TO A CLAIM OF BREACH OF CONTRACT, FRAUD, LENDER LIABILITY OR MISCONDUCT, BREACH OF FIDUCIARY DUTY, USURY, UNFAIR BARGAINING POSITION, UNCONSCIONABILITY, VIOLATION OF LAW, NEGLIGENCE, ERROR OR OMISSION IN ACCOUNTING OR CALCULATIONS, MISAPPROPRIATION OF FUNDS, TORTIOUS CONDUCT OR RECKLESS OR WILLFUL MISCONDUCT. EACH BORROWER AND EACH GUARANTOR REPRESENTS AND WARRANTS TO LENDER THAT IT HAS NOT TRANSFERRED OR ASSIGNED TO ANY PERSON ANY CLAIM THAT IT HAS EVER HAD OR CLAIMED TO HAVE AGAINST ANY RELEASED PARTY.

Section 6.8   Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, and

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legal representatives, except that none of the parties hereto other than Lender may assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

Section 6.9 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

Section 6.10 Effect of Waiver.  No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by any Borrower, shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

Section 6.11 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 6.12 Conflicting Provision. If any provision of the Loan Agreement as amended hereby conflicts with any provision of any other Loan Document, the provision in the Loan Agreement shall control.

Section 6.13 ENTIRE AGREEMENT. THIS AMENDMENT, THE LOAN AGREEMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH AND PURSUANT TO THIS AMENDMENT AND THE LOAN AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver and Fourth Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

FUSE MEDICAL, INC.

By: /s/ Christopher C. Reeg

Name: Christopher C. Reeg

Title: Chief Executive Officer

BORROWER:

CPM MEDICAL CONSULTANTS, LLC

By: /s/ Christopher C. Reeg

Name: Christopher C. Reeg

Title: Chief Executive Officer

LENDER:

ZIONS BANCORPORATION, N.A dba AMEGY

By: /s/ Nicholas J. Diaz

Name: Nicholas J. Diaz

Title: Executive Vice President

(Signature Page to Limited Waiver and Fourth Amendment)

CONSENT AND REAFFIRMATION

Each of the undersigned guarantors acknowledges that Zions Bancorporation, N.A. dba Amegy Bank) ("Lender") has no obligation to provide it with notice of, or to obtain its consent to, the terms of the foregoing Limited Waiver and Fourth Amendment to the Amended and Restated Business Loan Agreement (the "Amendment"). Nevertheless, each of the undersigned consents to the Amendment and other Loan Documents effected thereby, agrees to be bound thereby and confirms and agrees that, notwithstanding the effectiveness of the Amendment, each Loan Document to which the undersigned is a party is, and the obligations thereunder to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by the Amendment.

GUARANTORS:

NC 143 FAMILY HOLDINGS LP

By: NC 143 Family Holdings GP LLC, General Partner of NC 143 Family Holdings LP

By: NC 143 Family Trust, Dated October I, 2014, as last amended, Manager of NC 143 Family Holdings GP LLC

By: /s/ Mark W. Brooks

Name: Mark W. Brooks

Title: Trustee of NC 143 Family Trust

By: /s/ Penelope A. Brooks

Name: Penelope A. Brooks

Title: Trustee of NC 143 Family Trust

MARK W. BROOKS

By: /s/ Mark W. Brooks

(Signature Page to Limited Waiver and Fourth Amendment)

Execution Version

AMENDED AND RESTATED DEFERRED PURCHASE PRICE SUBORDINATION AGREEMENT

ThisAMENDEDANDRESTATEDDEFERREDPURCHASEPRICE

SUBORDINATION AGREEMENT (this "Agreement") is made as of December 18, 2019, by and among NC 143 FAMILY HOLDINGS LP (the "Seller"), FUSE MEDICAL, INC. (the "Buyer")

and ZB, N.A. (d/b/a Amegy Bank) (together with its successors and assigns, "Lender"). This Amended and Restated Deferred Purchase Price Subordination Agreement amends and restates in full that certain Deferred Purchase Price Subordination Agreement dated as of December 31, 2017, by and among Seller, Buyer and Lender.

Reference is hereby made to (i) that certain Amended and Restated Business Loan Agreement (Asset Based), dated as of the date hereof, by and among the Buyer, the other Obligors from time to time party thereto and the Lender (as amended, supplemented, or otherwise modified from time to time, the "Loan Agreement") and (ii ) that certain Unit Purchase Agreement, dated as of the date hereof, by and between the Buyer and the Seller (as amended, supplemented, or otherwise modified from time to time, the "Closing Date Acquisition Agreement").

RECITALS:

WHEREAS, pursuant to the Closing Date Acquisition Agreement, the Buyer has a contingent obligation to pay the Seller the deferred purchase price payments (the "Deferred Purchase Price Payments") provided for in Section 2.07 of the Closing Date Acquisition Agreement); and

WHEREAS. the Loan Agreement requires any such obligations of the Buyer to be subordinated to its obligations to the Lender under the Loan Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.	Definitions.

(a)When used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

"Permitted Payments" means the Deferred Purchase Price Payments (or, if applicable, a partial payments thereof) paid in accordance with the Subordinated Documents as in effect on the date hereof.

"Senior Debt" shall mean any and all Obligations, whether for principal, interest, fees, premiums (if any), indemnities or other amounts, and whether such Obligations are from time to time reduced and thereafter increased, and whether such Obligations are direct or contingent, joint or several, or due or to become due, and any increase, renewal, refinancing, modification or replacement of or for any of the foregoing, in each case under or pursuant to the Loan Documents, and including, without limitation, any interest which, but for the filing by or against any Obligor of a petition in bankruptcy, would accrue on any of the foregoing indebtedness, obligations or

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liabilities, as well I as any other indebtedness, obligations or liabilities of any Obligor to any of the Lender which may be incurred in any bankruptcy proceeding of any such Obligor, whether or not recoverable by Lender from such Obligor or its estate under 11 U.S.C. § 506.

"Subordinated Debt" shall mean Buyer's obligations to pay the Deferred Purchase Price Payments and any related charges, fees, costs, interest, indemnities and expenses payable by the Buyer to the Subordinated Creditors under the Subordinated Documents.

"Subordinated Documents" means the Closing Date Acquisition Agreement and any other agreements, documents, and instruments at any time executed and/or delivered by the Buyer in connection with the Deferred Purchase Price Payments, in each case, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

"Subordinated Creditors" shall mean the Seller, together with its heirs, assigns and personal representatives.

"Termination Date" shall mean the earlier of the date on which all Obligations under the Loan Documents have been paid in full (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) and all Commitments to lend have been terminated.

(b)Unless otherwise defined herein, all terms used herein shall have the respective meanings given such terms in the Loan Agreement.

2.	Payment Subordination Provisions. So long as this Agreement is in effect:

(a)On the terms and to the extent and in the manner set forth herein, the payment of the Subordinated Debt is and shall be expressly subordinate and junior in right of payment and exercise of remedies to the Senior Debt, and the Subordinated Debt are hereby subordinated as a claim against the Buyer and its assets to the Senior Debt. Notwithstanding the terms of the Subordinated Documents, each of the Subordinated Creditors agrees that it shall not accept or retain any payment of the Subordinated Debt and Buyer agrees it shall not make, directly or indirectly, any payment of the Subordinated Debt, unless the Lender has first consented to such payment in a writing to Buyer.

(b)Should any payment or prepayment be received by a Subordinated Creditor as prohibited in subsection (a) above, such Subordinated Creditor forthwith shall deliver the same to Lender in precisely the form received (but with the endorsement of such Subordinated Creditor, without recourse, where necessary for the collection thereof by Lender) for application on the Senior Debt, and each Subordinated Creditor agrees that, until so delivered, the same shall be deemed received by such Subordinated Creditor as agent and bailee for the Lender and such payment or prepayment shall be held in trust by such Subordinated Creditor as property of the Lender.

3.

Modification or Prepayment of Subordinated Debt. So long as this Agreement is in effect, the payment terms of the Subordinated Debt shall not be modified in a manner materially adverse to the Lender, nor shall any prepayment (in whole or in part, or voluntary or

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mandatory) be made on the Subordinated Debt, without in each such case the express prior written consent of Lender.

4.Enforcement Actions. Under no circumstances will any Subordinated Creditor, directly or indirectly, take any action to demand, sue for, accelerate, set-off against, or otherwise seek to enforce against any of the Obligors any of its collection rights in respect of the Subordinated Debts, or ask, demand, take or receive any collateral, mortgages or other security from any of the Obligors in respect of the Subordinated Obligations. If any Subordinated Creditor should commence or participate in any action or proceeding against any of the Obligors to collect or enforce any payment of or distribution on the Subordinated Debt, or take or receive, directly or indirectly, any collateral or security therefor in violation of this Agreement, the Lender may, but shall not be obligated to, take such measures and raise such defenses, including, without limitation, raising this Agreement as a defense, as the Lender may deem necessary or appropriate, in its own name or in the name of, or as attorney-in-fact for, such Subordinated Creditor.

5.Insolvency, Liquidation, Dissolution, Etc. The Subordinated Creditors agree that, upon any distribution of the assets or readjustment of the indebtedness of any of the Obligors, whether by reason of liquidation, composition, bankruptcy, arrangement, receivership, assignment for the benefit of creditors, or any other action or proceeding involving the readjustment of all or any of the Subordinated Debt, or the application of the property of any of the Obligors to the payment or liquidation thereof, the Lender, in any such instance, shall be entitled to receive payment in full of the Senior Debt prior to the payment of any of the Subordinated Debt, and, in order to enable the Lender to enforce its rights hereunder in any such action or proceeding, the Lender is hereby authorized and empowered, at any time prior to the date on which the Senior Debt is paid in full, (a) to make and present, for and on behalf of the Subordinated Creditors, such proofs of claim against the relevant Obligors on account of the Subordinated Debt in the name of the Subordinated Creditors or Lender, as Lender may deem expedient or proper if any of the Subordinated Creditors fails to file proof of its claims prior to 10 days before the expiration of the time period during which such claims must be submitted, (b) to vote such proofs of claims within 10 days before the expiration of the time period during which such claims must be voted if the same have not been voted by the Subordinated Creditors, and (c) to accept, receive, and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of the Senior Debt. Notwithstanding the foregoing, each of the Subordinated Creditors shall retain the right to vote its claims and otherwise act in any such proceeding relative to the Obligors (including, without limitation, the right to vote to accept or reject, or to propose as a proponent thereof, any plan of partial or complete liquidation, reorganization, arrangement, composition, or extension) subject to the terms of this Agreement; provided, that the Subordinated  Creditors shall not take any action or vote in any way so as to:

(i) contest the amount, validity or the enforceability of the Senior Debt, or any liens and security interests claimed by the Lender as security for the Senior Debt, or if such action or vote adversely affects the priority of Lender's claims with respect thereto, (ii) contest the rights and duties of Lender established in the documentation evidencing the Senior Debt or any security documents with respect to such liens and security interests, (iii) contest the validity or enforceability of this Agreement or any agreement or instrument to the extent evidencing or relating to the Senior Debt,

(iv) approve any plan that: (x) does not provide for payment in full of the Senior Debt owing on the effective date of the plan or, if the Lender agreed to be paid over a period of time, over such period of time as is provided for in the plan, or (y) impairs the Lender' claims with respect to the

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Senior Debt or the Collateral, or (v) contest any sale, lease, license or other disposition of any of the Collateral, use of cash collateral, or debtor-in-possession financing agreed to by the Lender.

6.Waivers. Each Subordinated Creditor agrees and consents: (a) to waive, and does hereby waive, any and all notice of the creation, renewal, extension, refinancing, modification, compromise or release of any of the Senior Debt or any collateral therefor or guaranties thereof, in whole or in part, in accordance with the terms of the Loan Documents; (b) that without further notice to or further assent by such Subordinated Creditor, the liability of any Obligor or any other party or parties for or upon any of the Senior Debt may, from time to time, in whole or in part, be renewed, increased, refinanced, extended, modified, compromised or released by the Lender as they may deem advisable, in accordance with the terms of the Loan Documents; and (c) that any collateral for or guaranties of the Senior Debt, or any part of the Senior Debt, may, from time to time, in whole or in part, be modified, released, collected, sold or otherwise disposed of by the Lender as they may deem advisable and that any balance of funds with any Senior Creditor at any time standing to the credit of any Obligor may, from time to time, in whole or in part, be surrendered or released by such Senior Creditor as it may deem advisable, in accordance with the terms of the Loan Documents.

7.Pledge or Transfer of Subordinated Debt. Each Subordinated Creditor agrees not to assign, transfer, pledge or grant a security interest in all or any part of the Subordinated Debt unless (a) such assignment, transfer, pledge or grant is made expressly subject to this Agreement and (b) such Subordinated Creditor's assignee, transferee, pledgee or grantee expressly agrees in writing to assume such Subordinated Creditor's obligations hereunder.

8.	Continuing Agreement and Termination.

(a)This Agreement shall remain in full force and effect and shall be irrevocable until the Termination Date. No notice purporting to terminate this Agreement which is received by any Senior Creditor at any time prior to the Termination Date shall be effective, in any manner or at any time whatsoever, to terminate this Agreement. Notwithstanding anything herein to the contrary, to the extent that any of the Obligors makes a payment to the Lender or the Lender receive any payment or proceeds of the Collateral, which payment(s) or proceeds (or any part thereof) subsequently are voided, invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to a trustee, receiver, or any other person or entity pursuant to the Bankruptcy Code, any other bankruptcy act, state or federal law, common law or equitable cause ("Insolvency Law"), then, to the extent any such payment(s) or proceeds are repaid by the Lender, the Senior Debt (or the part that was intended to be satisfied) will be revived for all purposes of this Agreement and will continue in full force and effect, as if such payment or proceeds had not been received by the Lender.

(b)This Agreement shall continue to be effective regardless of (i) the solvency or insolvency of the Buyer or any Subordinated Creditor; (ii) the liquidation or dissolution of the Buyer or any Subordinated Creditor; (ii i) the institution by or against the Buyer or any Subordinated Creditor of any proceeding pursuant to the Insolvency Laws; (iv) the appointment of a receiver or trustee for the Buyer or any property of the Buyer or for any Subordinated Creditor or any property of any Subordinated Creditor; (v) any reorganization, merger or consolidation of

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the Buyer or any Subordinated Creditor; (vi) or any other change in the ownership, composition or nature of the Buyer or any Subordinated Creditor.

(c)This Agreement shall be and remain absolute and unconditional under any and all circumstances and no act or omission on the part of any Senior Creditor shall affect or impair the terms or conditions hereof. Without limiting the generality of the foregoing, the Lender may change any of the terms of the Loan Agreement or any of the other Loan Documents, may make new loans, issue new letters of credit or extend other new credit to the Obligors, or grant renewals, increases, refinancings, extensions or other indulgences of or with respect to Senior Debt or the Collateral or take any action for the enforcement of, or waive any rights with respect to, any of the Senior Debt or the Collateral, in each case in accordance with the terms of the Loan Documents, all without any requirement on any Senior Creditor's part that it give notice of the same to the Subordinated Creditors or obtain the Subordinated Creditors' consent thereto and all without affecting, impairing or releasing any of the Subordinated Creditors' obligations under this Agreement.

9.Buyer's Acknowledgment, Consent and Agreement. The Buyer hereby acknowledges and consents to the execution, delivery and performance of this Agreement by the Subordinated Creditors, and the Buyer further agrees to be bound by the provisions of this Agreement as they relate to the relative rights, remedies and priorities of the Subordinated Creditors and the Lender and the obligations of the Buyer to them. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies on any person or entity other than Lender and the Subordinated Creditors.

10.	Miscellaneous.

(a)Wherever possible, each provision of this Agreement is to be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof is prohibited or invalid under such la w, such provision is to be ineffective only to the extent of such prohibition or invalidity , without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(b)This Agreement shall be binding upon the Buyer, the Subordinated Creditors and their respective successors, assigns, heirs and personal representatives and shall inure to the benefit of the Lender and its respective successors and assigns.

(c)All singular terms used herein shall include the plural, and any pronouns used herein shall include all genders.

(d)This Agreement constitutes the sole and entire agreement between the Subordinated Creditors and the Lender with respect to the subject matter hereof and supersedes and replaces any and all prior or concurrent agreements, understandings, negotiations or correspondence between them with respect thereto.

(e)	Time is of the essence of this Agreement.

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(f)No amendment or waiver of any provision of this Agreement, nor consent to any departure therefrom, shall be effective or binding unless Lender shall first have given their written consent thereto.

(g)This Agreement may be executed in one or more counterparts and each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument. This Agreement, to the extent signed and delivered by means of a facsimile machine or by e-mail .pdf, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

(h)All sections headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

(i)All notices, demands and other communications hereunder shall be effective (i) if given by mail, three (3) Business Days after such communication is deposited in the United States mail with first class postage prepaid, return receipt requested, (ii) if sent for overnight delivery by Federal Express, United Parcel Service or other reputable national overnight delivery service, one (1) Business Day after such communication is entrusted to such service for overnight delivery and with recipient signature required, or (iii) if given by any other written means, when delivered, in each case at the address listed on the signature pages hereto. Any party may designate a different address or telecopy number for its receipt of such notices or other communications but no such change shall be effective unless and until the other party actually receives such written notice.

[Signature Pages Follow]

SMRH:4811-8076-4334.3

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its authorized officer or other signatory as of the date first above written above.

SELLER:

NC 143 FAMILY HOLDINGS LP

By:	NC 143 Family Holdings GP LLC, General Partner of NC 143 Family Holdings LP

By:	NC 143 Family Trust, Dated October 1, 2014, as last amended, Manager of

NC 143 Family Holdings GP LLC

By: /s/ Mark W. Brooks Name: Mark W. Brooks

Title: Trustee of NC 143 Family Trust

By: /s/ Penelope A. Brooks

Name: Penelope A. Brooks

Title: Trustee of NC 143 Family Trust

Address:

1565 N. Central Expressway, Suite 200

Richardson, Texas 75080

(Signature Page to Deferred Purchase Price Subordination Agreement)

BUYER:

FUSE MEDICAL, INC.

By: /s/ Christopher C. Reeg

Name: Christopher C. Reeg

Title: Chief Executive Officer

Address:

1565 N. Central Expressway, Suite 200

Richardson, Texas 75080

(Signature Page to Deferred Purchase Price Subordination Agreement)

LENDER:

ZB, N.A. (D/B/A AMEGY BANK)

By: /s/ Nicholas J. Diaz

Name: Nicholas J. Diaz

Title: Executive Vice President

2501 North Harwood Street, Suite 1600

Dallas, Texas 75201 Attention: Nicholas J. Diaz

(Signature Page to Deferred Purchase Price Subordination Agreement)